UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 9, 2008

FAVRILLE, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-51134	33-0892797
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4401 Eastgate Mall
	SAN DIEGO, CALIFORNIA	92121
	(Address of Principal Executive Offices)	(Zip Code)

(858) 526-8000

(Registrants telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 2.01.  Completion of Acquisition or Disposition of Assets.

In May 2008, we obtained results of the data analysis of our Phase 3 registration trial for our lead product candidate, Specifid, for patients with follicular B-cell non-Hodgkin’s lymphoma. Analysis of the primary endpoint in the trial failed to show a statistically significant improvement in the treatment arm, Specifid plus Leukine® following Rituxan®, compared to the control arm, placebo plus Leukine following Rituxan. Based on these results, we immediately discontinued development of Specifid and other programs requiring production of patient-specific therapies including the T-cell and autoimmune disease programs and began considering various strategic alternatives. As a result of the foregoing registration trial results, as previously disclosed we determined to sell all of our equipment and other personal property in an auction held in August 2008. On September 9, 2008, this auction was consummated and we received $3.2 million in net proceeds from the sale of the assets. As of September 11, 2008, our current liabilities totaled $5.3 million which exceeded our cash balance of $3.9 million, including the net proceeds from the asset sale.

We continue to consider possible strategic alternatives, including business arrangements, such as a reorganization involving in-licensing of products contingent upon additional financing or a merger with another entity. There is a substantial risk that we may not successfully implement any of these restructuring alternatives, and even if we determine to pursue one or more of these alternatives, we may be unable to do so on acceptable financial terms. Any such transactions may require us to incur non-recurring or other charges and may pose significant integration challenges and/or management and business disruptions, any of which could materially and adversely affect our business and financial results. If we are unable to complete a strategic transaction, we will likely not be able to continue as a going concern entity.

Statements in this Form 8-K that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to, references to Favrille’s continued listing on, or delisting from, the Nasdaq Global Market and Favrille’s product candidates, proprietary technologies and research and clinical development programs. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Favrille’s actual results to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties related to Favrille’s listing status and potential delisting of Favrille’s common stock from The Nasdaq Global Market, Favrille’s ability to continue its operations, conserve cash or recognize value on its assets and additional risks discussed in Favrille’s filings with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement. Favrille is providing this information as of the date of this Form 8-K and, except as required by law, does not undertake any obligation to update any forward-looking statements contained in this release as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAVRILLE, INC.

	By:	/s/ Tamara A. Seymour
Date: September 15, 2008		Tamara A. Seymour
Chief Financial Officer